EXHIBIT 23.1

                           MICHAEL JOHNSON & CO., LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                         9175 E. KENYON AVE., SUITE 100
                             DENVER, COLORADO 80237




                         CONSENT OF INDEPENDENT AUDITOR

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated February 18, 2002, in Military Resale Group, Inc.'s Registration Statement on Form SB-2 and any amendments thereto, for the fiscal years ended December 31, 2000 and December 31, 2001, and to all references to our firm included in this Registration Statement.

/s/ Michael Johnson & Co., LLC
Denver , Colorado
June 20, 2002